SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 18, 2009

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut		06854
(Address of principal office)		(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                          Results of Operations and Financial Conditions

On February 18, 2009, priceline.com announced its financial results for the 4th quarter and year ended December 31, 2008.  A copy of priceline.com’s consolidated balance sheet at December 31, 2008, consolidated statement of operations for the three and twelve months ended December 31, 2008 and consolidated statement of cash flows for the twelve months ended December 31, 2008 are included in the financial and statistical supplement attached to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.  The consolidated balance sheet at December 31, 2008, consolidated statement of operations for the three and twelve months ended December 31, 2008 and consolidated statement of cash flows for the twelve months ended December 31, 2008 shall be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 7.01.                                          Regulation FD Disclosure

On February 18, 2009, priceline.com announced its financial results for the 4th quarter and year ended December 31, 2008.  A copy of priceline.com’s press release announcing these financial results is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The company noted that average daily rates for hotel room nights had decreased year-over-year during the 4th quarter 2008 approximately 7% internationally and approximately 5% domestically.  The company noted that it had increased its bad debt reserve in the 4th quarter 2008 as a result of slower payment of hotel “agency” commissions by international hotels and concern over the potential impact that the worldwide recession and lack of available credit could have on the financial health of the company’s hotel suppliers and their ability to pay commissions.

With respect to 1st quarter 2009 guidance, the company noted that it expected domestic gross travel bookings to grow approximately 14.5% during the 1st quarter 2009 over the same period in the prior year.  Priceline.com announced that it expected consolidated advertising expenses of approximately $74 to $78 million in the 1st quarter 2009 and expected approximately 85% of that amount to be spent “on-line.”  Priceline.com estimated that sales and marketing expenses in the 1st quarter 2009 would be between $18.5 and $19.5 million.  Priceline.com stated that it estimated that personnel costs, excluding stock-based compensation expense, would be approximately $30 to $31 million in the 1st quarter 2009.  With respect to 1st quarter 2009, priceline.com stated it estimated that general and administrative expenses would be approximately $14.5 to $15.5 million, information technology expenses would be approximately $5 million, and depreciation and amortization expenses, excluding acquisition related amortization, would be approximately $4 million.  Priceline.com said it expected a positive gain of approximately $1.3 million in the 1st quarter 2009 primarily associated with foreign exchange hedging income.  Priceline.com estimated that it would have cash income tax expense of approximately $6.5 million to $7 million in the 1st quarter 2009 comprised of additional income taxes in Europe and alternative minimum tax in the United States.

The company noted that its forecast for the remainder of the 1st quarter 2009 assumed, among other things, that the Euro/U.S. Dollar exchange rate would be 1.26  U.S. dollars per Euro, that there was no material change in the foreign exchange relationship between the British Pound and the Euro, that the average daily rates for the company’s domestic hotel service would be down approximately 7% to 9% year-over-year and that the average daily rates for the company’s international hotel service would decline approximately 9% to 11% year-over-year.  The company noted that its “pro forma” financial guidance was based upon a “pro forma” diluted share count of approximately 46.7 million shares (which includes a calculation of the assumed economic dilutive impact of the company’s outstanding convertible notes and stock options, net of the favorable economic impact of the hedges associated with the company’s outstanding convertible notes), which is based on the company’s February 17, 2009 closing stock price of $68.87 per share.

The company noted that the worldwide recession had added a great deal of uncertainty to the company’s 1st quarter 2009 forecast and that, as a result, there was greater potential variability that there had been in the past.

This Form 8-K contains forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “goal,” “believe(s),” “intend,” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements.  For a detailed discussion of the factors that could cause the company’s actual results to differ materially from those described in the forward-looking statements, please refer to the company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission.  Unless required by law, the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.                                       Financial Statements and Exhibits

(d) Exhibits

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on February 18, 2009 relating to, among other things, its 4th quarter and year-ended December 31, 2008 earnings. The consolidated balance sheet at December 31, 2008 and consolidated statement of operations for the three and twelve months ended December 31, 2008 and consolidated statement of cash flows for the three and twelve months ended December 31, 2008 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Daniel J. Finnegan
	Name:	Daniel J. Finnegan.
	Title:	Chief Financial Officer

Date:  February 19, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on February 18, 2009 relating to, among other things, its 4th quarter and year-ended December 31, 2008 earnings. The consolidated balance sheet at December 31, 2008 and consolidated statement of operations for the three and twelve months ended December 31, 2008 and consolidated statement of cash flows for the three and twelve months ended December 31, 2008 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”